FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD SECOND QUARTER RESULTS

EPS up 10.8% to $1.23
Company raises bottom of 2013 financial guidance range

MELVILLE, N.Y. - August 6, 2013 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record financial results for the quarter ended June 29, 2013.
Net sales for the second quarter of 2013 were $2.4 billion, an increase of 8.6% compared with the second quarter of 2012.  This consisted of 8.7% growth in local currencies and a 0.1% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 4.0% and acquisition growth was 4.7% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the second quarter of 2013 was $108.4 million or $1.23 per diluted share, an increase of 8.1% and 10.8%, respectively, compared with the second quarter of 2012 excluding restructuring costs of $3.4 million pretax or $0.03 per diluted share.
“We continue to reap the benefits of our diversified business strategy as market share gains in each of our operating units resulted in record second quarter global sales results.  We are on target with our full-year plan and are pleased to be raising the bottom of our 2013 financial guidance range,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “Our second quarter sales growth and share gains were enhanced by the timing of the IDS dental trade show and the spring holidays as discussed during our last quarterly conference call.”
Global Dental sales of $1.3 billion increased 6.2%, consisting of 6.0% growth in local currencies and a 0.2% gain related to foreign currency exchange.  In local currencies, internally generated sales increased 3.0% and acquisition growth was 3.0%.  The 3.0% increase in internal growth in local currencies included 3.6% growth in North America and 1.9% growth in International.
“Internal sales results in local currencies were particularly strong in North America Dental consumable merchandise and International Dental equipment, which was bolstered by the IDS trade show

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in Germany,” commented Mr. Bergman.  “On an overall basis, we continue to gain dental market share through a combination of organic and acquisition growth.”
Global Animal Health sales of $666.3 million increased 13.7%, including 14.1% growth in local currencies and a 0.4% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 4.2% and acquisition growth was 9.9%.  The 4.2% internal growth in local currencies included 9.6% growth in North America and a 1.4% decline in International.
“Our Global Animal Health business continued to gain market share during the quarter,” commented Mr. Bergman.  “Sales growth in North America, all organic, continued to be solid while acquisitions fueled international sales growth.”
Global Medical sales of $387.9 million increased 7.4%; there was no impact from foreign currency exchange on Global Medical sales growth.  In local currencies, internally generated sales increased 6.2% and acquisition growth was 1.2%.  The 6.2% internal growth in local currencies included 6.2% growth in North America and 5.6% growth in International.
“Our Medical business gained further domestic market share with particularly strong sales growth in integrated delivery networks, urgent care settings and ambulatory surgery centers,” remarked Mr. Bergman, “and we continue to be pleased with our success in this arena.”
Global Technology and Value-Added Services sales of $78.0 million increased 14.5%, including 14.9% growth in local currencies and a 0.4% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 9.6% and acquisition growth was 5.3%.  The 9.6% internal growth in local currencies included 8.1% growth in North America and 18.4% International growth.
“Technology and Value-Added Services sales growth was particularly strong in electronic services recurring revenue, as well as software sales, and featured another quarter of double-digit growth in International markets,” commented Mr. Bergman. “These products and services continue to strengthen our connection with customers across all of our business units.”

Stock Repurchase Plan

The Company announced that it repurchased approximately 840,000 shares of its common stock during the second quarter at an average price of $92.99 per share, or approximately $78.1 million.  The impact of the repurchase of shares on second quarter diluted EPS was immaterial.  At the close of the second quarter, Henry Schein had approximately $149 million authorized for future repurchases of its common stock.

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Year-to-Date Results

For the first half of 2013, net sales of $4.7 billion increased 8.9% compared with the first half of 2012; there was no impact from foreign currency exchange on net sales growth.  In local currencies, internally generated sales increased 3.7% and acquisition growth was 5.2%.
Net income attributable to Henry Schein, Inc. for the first half of 2013 was $199.9 million or $2.27 per diluted share.  Excluding non-cash, one-time expenses related to the debt refinancing of Butler Schein Animal Health (now known as Henry Schein Animal Health) of $6.2 million pretax or $0.03 per diluted share, net income attributable to Henry Schein, Inc. for the first half of 2013 was $202.6 million or $2.30 per diluted share, an increase of 7.0% and 10.0%, respectively, compared with the first half of 2012 excluding restructuring costs of $15.2 million pretax or $0.12 per diluted share (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

2013 EPS Guidance

Henry Schein today raised the bottom of its 2013 financial guidance range, as follows:

•
For 2013 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $4.86 to $4.91.  This represents growth of 9% to 11% compared with 2012 results excluding restructuring costs, and compares with previous guidance for 2013 diluted EPS to be $4.81 to $4.91.

•
Guidance for 2013 diluted EPS attributable to Henry Schein, Inc. excludes a one-time, non-cash charge of $0.03 per diluted share related to the debt refinancing of Butler Schein Animal Health (now known as Henry Schein Animal Health), as well as an estimated loss of $0.13 to $0.15 per diluted share to be taken in the third quarter related to divesting a non-controlling interest in a dental wholesale distributor in the Middle East, as previously announced.

•
Guidance for 2013 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Second Quarter Conference Call Webcast

The Company will hold a conference call to discuss second quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein, Inc.

Henry Schein, Inc. is the world's largest provider of health care products and services to office-based dental, animal health and medical practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs nearly 16,000 Team Schein Members and serves more than 775,000 customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 96,000 branded products and Henry Schein private-brand products in stock, as well as more than 110,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 24 countries.  The Company's sales reached a record $8.9 billion in 2012, and have grown at a compound annual rate of 17% since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein Web site at www.henryschein.com.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

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CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

Net sales	$2,391,810	$2,201,452	$4,685,321	$4,300,471
Cost of sales	1,721,954	1,577,057	3,368,474	3,065,497
Gross profit	669,856	624,395	1,316,847	1,234,974
Operating expenses:
Selling, general and administrative	493,791	466,333	987,153	931,785
Restructuring costs	-	3,360	-	15,192
Operating income	176,065	154,702	329,694	287,997
Other income (expense):
Interest income	3,303	3,609	6,508	6,939
Interest expense	(4,890)	(7,711)	(17,617)	(15,351)
Other, net	(34)	830	(404)	1,355
Income before taxes and equity in earnings
of affiliates	174,444	151,430	318,181	280,940
Income taxes	(54,775)	(47,201)	(100,627)	(89,041)
Equity in earnings of affiliates	1,766	3,073	2,567	4,464
Net income	121,435	107,302	220,121	196,363
Less: Net income attributable to noncontrolling interests	(13,005)	(9,216)	(20,213)	(17,525)
Net income attributable to Henry Schein, Inc.	$108,430	$98,086	$199,908	$178,838

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.26	$1.11	$2.31	$2.03
Diluted	$1.23	$1.08	$2.27	$1.98

Weighted-average common shares outstanding:
Basic	86,370	88,490	86,483	88,161
Diluted	87,968	90,553	88,205	90,431

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 29,	December 29,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$78,839	$122,080
Accounts receivable, net of reserves of $72,040 and $75,240	1,039,914	1,015,194
Inventories, net	1,099,012	1,203,507
Deferred income taxes	63,085	64,049
Prepaid expenses and other	292,416	299,547
Total current assets	2,573,266	2,704,377
Property and equipment, net	256,775	273,458
Goodwill	1,607,731	1,601,046
Other intangibles, net	435,412	462,182
Investments and other	291,322	292,934
Total assets	$5,164,506	$5,333,997

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$682,604	$787,658
Bank credit lines	15,588	27,166
Current maturities of long-term debt	5,894	17,992
Accrued expenses:
Payroll and related	182,587	207,381
Taxes	139,605	132,774
Other	288,057	299,738
Total current liabilities	1,314,335	1,472,709
Long-term debt	446,709	488,121
Deferred income taxes	200,709	196,814
Other liabilities	119,291	125,314
Total liabilities	2,081,044	2,282,958

Redeemable noncontrolling interests	466,024	435,175
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
86,726,281 outstanding on June 29, 2013 and
87,850,671 outstanding on December 29, 2012	867	879
Additional paid-in capital	337,731	375,946
Retained earnings	2,275,516	2,183,905
Accumulated other comprehensive income	1,265	52,855
Total Henry Schein, Inc. stockholders' equity	2,615,379	2,613,585
Noncontrolling interests	2,059	2,279
Total stockholders' equity	2,617,438	2,615,864
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$5,164,506	$5,333,997

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

Cash flows from operating activities:
Net income	$121,435	$107,302	$220,121	$196,363
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	31,843	30,969	64,236	61,389
Accelerated amortization of deferred financing costs	-	-	6,203	-
Stock-based compensation expense	11,422	11,295	16,732	20,049
Provision for losses on trade and other
accounts receivable	1,314	1,493	2,154	2,637
Provision for (benefit from) deferred income taxes	9,179	467	15,550	(7,715)
Equity in earnings of affiliates	(1,766)	(3,073)	(2,567)	(4,464)
Distributions from equity affiliates	3,569	2,683	6,450	6,007
Other	2,076	958	5,367	3,859
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(19,763)	(1,896)	(45,155)	(59,329)
Inventories	28,026	1,192	82,037	(11,340)
Other current assets	(26,927)	(20,482)	(12,924)	(8,078)
Accounts payable and accrued expenses	114,390	47,590	(121,453)	(69,485)
Net cash provided by operating activities	274,798	178,498	236,751	129,893

Cash flows from investing activities:
Purchases of fixed assets	(10,072)	(9,149)	(21,934)	(21,372)
Payments for equity investments and business
acquisitions, net of cash acquired	(1,349)	(101,368)	(33,708)	(120,348)
Proceeds from sales of available-for-sale securities	-	2,875	-	4,025
Other	(5,003)	(2,334)	(5,071)	(4,385)
Net cash used in investing activities	(16,424)	(109,976)	(60,713)	(142,080)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(34,467)	76,400	(11,640)	26,384
Proceeds from issuance of long-term debt	155,781	50	483,781	100,050
Debt issuance costs	(1,083)	(213)	(1,319)	(213)
Principal payments for long-term debt	(305,095)	(24,725)	(538,000)	(35,375)
Proceeds from issuance of stock upon exercise
of stock options	7,653	10,676	19,452	40,715
Payments for repurchases of common stock	(78,062)	(118,326)	(151,511)	(156,891)
Excess tax benefits related to stock-based
compensation	1,964	1,503	5,328	10,051
Distributions to noncontrolling shareholders	(10,216)	(6,514)	(13,008)	(8,595)
Acquisitions of noncontrolling interests in
subsidiaries	(5,219)	(13,647)	(5,754)	(20,013)
Net cash used in financing activities	(268,744)	(74,796)	(212,671)	(43,887)

Net change in cash and cash equivalents	(10,370)	(6,274)	(36,633)	(56,074)
Effect of exchange rate changes on cash and
cash equivalents	(1,353)	(7,643)	(6,608)	(3,314)
Cash and cash equivalents, beginning of period	90,562	101,813	122,080	147,284
Cash and cash equivalents, end of period	$78,839	$87,896	$78,839	$87,896

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Exhibit A1 - QTD Sales

Henry Schein, Inc.
2013 Second Quarter
Sales Summary
(in thousands)
(unaudited)

Q2 2013 over Q2 2012

Global	Q2 2013	Q2 2012	Total Sales Growth

Dental	$1,259,581	$1,185,919	6.2%

Animal Health	666,297	586,258	13.7%

Medical	387,887	361,122	7.4%

Total Health Care Distribution	2,313,765	2,133,299	8.5%

Technology and value-added services	78,045	68,153	14.5%

Total Global	$2,391,810	$2,201,452	8.6%

North America	Q2 2013	Q2 2012	Total Sales Growth

Dental	$768,800	$738,340	4.1%

Animal Health	325,821	297,236	9.6%

Medical	367,312	341,795	7.5%

Total Health Care Distribution	1,461,933	1,377,371	6.1%

Technology and value-added services	66,675	58,372	14.2%

Total North America	$1,528,608	$1,435,743	6.5%

International	Q2 2013	Q2 2012	Total Sales Growth

Dental	$490,781	$447,579	9.7%

Animal Health	340,476	289,022	17.8%

Medical	20,575	19,327	6.5%

Total Health Care Distribution	851,832	755,928	12.7%

Technology and value-added services	11,370	9,781	16.2%

Total International	$863,202	$765,709	12.7%

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Exhibit A1 - YTD Sales

Henry Schein, Inc.
2013 Second Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q2 2013 YTD over Q2 2012 YTD

Global	Q2 2013 YTD	Q2 2012 YTD	Total Sales Growth

Dental	$2,450,376	$2,341,585	4.6%

Animal Health	1,305,439	1,111,848	17.4%

Medical	776,749	715,948	8.5%

Total Health Care Distribution	4,532,564	4,169,381	8.7%

Technology and value-added services	152,757	131,090	16.5%

Total Global	$4,685,321	$4,300,471	8.9%

North America	Q2 2013 YTD	Q2 2012 YTD	Total Sales Growth

Dental	$1,481,754	$1,437,801	3.1%

Animal Health	632,651	564,246	12.1%

Medical	734,944	674,839	8.9%

Total Health Care Distribution	2,849,349	2,676,886	6.4%

Technology and value-added services	130,537	112,829	15.7%

Total North America	$2,979,886	$2,789,715	6.8%

International	Q2 2013 YTD	Q2 2012 YTD	Total Sales Growth

Dental	$968,622	$903,784	7.2%

Animal Health	672,788	547,602	22.9%

Medical	41,805	41,109	1.7%

Total Health Care Distribution	1,683,215	1,492,495	12.8%

Technology and value-added services	22,220	18,261	21.7%

Total International	$1,705,435	$1,510,756	12.9%

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Exhibit A2 - QTD Sales Growth

Henry Schein, Inc.
2013 Second Quarter
Sales Growth Rate Summary
(unaudited)

Q2 2013 over Q2 2012

Global	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	4.0%	3.0%	4.2%	6.2%	9.6%

Acquisitions	4.7%	3.0%	9.9%	1.2%	5.3%

Local Currency Sales Growth	8.7%	6.0%	14.1%	7.4%	14.9%

Foreign Currency Exchange	-0.1%	0.2%	-0.4%	0.0%	-0.4%

Total Sales Growth	8.6%	6.2%	13.7%	7.4%	14.5%

North America	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	5.6%	3.6%	9.6%	6.2%	8.1%

Acquisitions	0.9%	0.7%	0.0%	1.3%	6.2%

Local Currency Sales Growth	6.5%	4.3%	9.6%	7.5%	14.3%

Foreign Currency Exchange	0.0%	-0.2%	0.0%	0.0%	-0.1%

Total Sales Growth	6.5%	4.1%	9.6%	7.5%	14.2%

International	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	1.0%	1.9%	-1.4%	5.6%	18.4%

Acquisitions	11.7%	7.1%	20.1%	0.0%	0.0%

Local Currency Sales Growth	12.7%	9.0%	18.7%	5.6%	18.4%

Foreign Currency Exchange	0.0%	0.7%	-0.9%	0.9%	-2.2%

Total Sales Growth	12.7%	9.7%	17.8%	6.5%	16.2%

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Exhibit A2 - YTD Sales Growth

Henry Schein, Inc.
2013 Second Quarter Year to Date
Sales Growth Rate Summary
(unaudited)

Q2 2013 YTD over Q2 2012 YTD

Global	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	3.7%	1.4%	5.6%	7.2%	10.6%

Acquisitions	5.2%	3.1%	12.1%	1.2%	6.2%

Local Currency Sales Growth	8.9%	4.5%	17.7%	8.4%	16.8%

Foreign Currency Exchange	0.0%	0.1%	-0.3%	0.1%	-0.3%

Total Sales Growth	8.9%	4.6%	17.4%	8.5%	16.5%

North America	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	5.9%	2.4%	12.1%	7.6%	9.7%

Acquisitions	1.0%	0.7%	0.0%	1.3%	6.0%

Local Currency Sales Growth	6.9%	3.1%	12.1%	8.9%	15.7%

Foreign Currency Exchange	-0.1%	0.0%	0.0%	0.0%	0.0%

Total Sales Growth	6.8%	3.1%	12.1%	8.9%	15.7%

International	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	-0.3%	-0.2%	-1.2%	0.9%	16.6%

Acquisitions	13.0%	6.8%	24.7%	0.0%	6.7%

Local Currency Sales Growth	12.7%	6.6%	23.5%	0.9%	23.3%

Foreign Currency Exchange	0.2%	0.6%	-0.6%	0.8%	-1.6%

Total Sales Growth	12.9%	7.2%	22.9%	1.7%	21.7%

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Exhibit B

Henry Schein, Inc.
2013 Second Quarter and YTD
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Second Quarter			YTD
			%			%
	2013	2012	Growth	2013	2012	Growth
From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$108,430	$98,086	10.5%	$199,908	$178,838	11.8%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.23	$1.08	13.9%	$2.27	$1.98	14.6%

Non-GAAP Adjustments (after-tax)
Restructuring costs	$-	$2,236		$-	$10,537
Accelerated amortization of deferred financing costs	-	-		2,679	-
Net Income attributable to Henry Schein, Inc.	$0	$2,236		$2,679	$10,537
Diluted EPS from Net Income attributable to Henry Schein, Inc.	$0.00	$0.03		$0.03	$0.12

Adjusted Results From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$108,430	$100,322	8.1%	$202,587	$189,375	7.0%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.23	$1.11	10.8%	$2.30	$2.09	10.0%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

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